                                                                    EXHIBIT (12)

                                                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                  =============================================
                                                Computation of Ratio of Earnings to Fixed Charges
                                                -------------------------------------------------
                                                                 Millions of Dollars

                                                                           Years Ended June 30
                                                    --------------------------------------------------------------
                                                    1992          1993          1994          1995          1996
                                                    ------        ------        ------        ------        ------
EARNINGS AS DEFINED
- -------------------
  Earnings from operations before income taxes
    after eliminating undistributed earnings
    of equity method investees                      $2,870        $  294        $3,307        $4,022        $4,695

  Fixed charges, excluding capitalized interest        584           631          569            571           576
                                                    --------      --------      --------      --------      -------

    TOTAL EARNINGS, AS DEFINED                      $3,454        $  925        $3,876        $4,593        $5,271
                                                    ======        ======        ======        ======        ======

FIXED CHARGES, AS DEFINED
- -------------------------

  Interest expense                                  $  510        $  552        $  482        $  488        $  484
  1/3 of rental expense                                 74            79            87            83            92
                                                    -------       -------       -------       -------       -------
                                                       584           631           569           571           576
  Capitalized interest                                  25            25            19            23             9
                                                    -------       -------       -------       -------       -------

    TOTAL FIXED CHARGES, AS DEFINED                 $  609        $  656        $  588        $  594        $  585
                                                    ======        ======        ======        ======        ======

    RATIO OF EARNINGS TO FIXED CHARGES                 5.7           1.4           6.6           7.7           9.0